Exhibit 10.23
FIRST AMENDMENT TO COMMERCIAL LEASE

THIS FIRST AMENDMENT TO COMMERCIAL LEASE (this “Amendment”) is entered into between TANNOS LAND HOLDINGS III, LLC, a Texas limited liability company (“Landlord”), and CASTLE BIOSCIENCE, INC., a Delaware corporation (“Tenant”), with reference to the following:

A.Landlord and Tenant entered into that certain Commercial Lease dated December 17, 2019 (the “Lease”) covering approximately 21,760 square feet of rentable area (the “Current Leased Premises”) on the fourth (4th) floor of the building located at 505 S Friendswood Drive. Friendswood, Texas 77546 (the “Building”).

B.Landlord and Tenant now desire to amend the Lease as set forth below. Unless otherwise expressly provided in this Amendment, capitalized terms used in this Amendment shall have the same meanings as in the Lease.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.First Expansion Space. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately 1,952 additional square feet of rentable area (the "First Expansion Space") located on the third (3rd) floor of the Building as shown on the attached Exhibit A, which is incorporated into this Amendment for all purposes. The term "Leased Premises" as used in the Lease means and includes approximately 23,712 square feet of rentable area, being the sum of the square feet of rentable area of the Current Leased Premises (21,760 square feet) and the First Expansion Space. The lease of the First Expansion Space is subject to all of the terms and conditions of the Lease currently in effect, except as modified in this Amendment.

2.Base Rent. Commencing on the First Expansion Space Commencement Date (as defined below) and continuing through the Expiration Date, Tenant shall, at the time and place and in the manner provided in the Lease, pay to Landlord as base monthly rent for the First Expansion Space the amounts set forth in the following rent schedule, plus any applicable tax thereon:

FIRST EXPANSION SPACE

From	Through	Annual Base Rent Rate Per Square Foot	Base Monthly Rent
FESCD	Expiration Date	$22.20	$3,611.20

“FESCD” means the First Expansion Space Commencement Date.

3.Tenant’s Pro Rata Share of Taxes, Insurance and CAM. Commencing on the First Expansion Space Commencement Date, Tenant’s pro rata share of Taxes, Insurance and CAM shall be increased to take the First Expansion Space into consideration.

4.Condition of First Expansion Space. Landlord agrees to buildout the First Expansion Space pursuant to the terms of the Construction Agreement attached to the Lease, except that each occurrence of the term “Leased Premises shall be deleted and replaced with the term “First Expansion Space” and the text “after the date of this lease” shall be deleted and replaced with the text “after the date of this Amendment.” The term “FESCD” or First Expansion Space Commencement Date” means the day the leasehold improvements to be constructed by Landlord in the First Expansion Space pursuant to said Construction Agreement are Substantially Complete and notice thereof is delivered to Tenant.

5.Counterparts. This Amendment may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument.

6.Miscellaneous. This Amendment shall become effective only upon full execution and delivery of this Amendment by Landlord and Tenant. This Amendment contains the parties’ entire agreement regarding the subject matter covered by this Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Amendment. Except as modified by this Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

LANDLORD AND TENANT enter into this Amendment on November 13, 2020.

LANDLORD:	TANNOS LAND HOLDINGS III, LLC, a Texas limited liability company

	By:	/s/ Louis Tannos
	Name:	Louis Tannos
	Title:	President

TENANT	CASTLE BIOSCIENCES, INC., a Delaware corporation

	By:	/s/ Derek Maetzold
	Name:	Derek Maetzold
	Title:	President, and CEO